UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2016

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The NeuStar, Inc., (the “Company”) Annual Meeting of Stockholders was held on June 15, 2016. The tables below set forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.
1.    Election of Class III directors.

Name of Nominee	For	Against	Abstentions	Broker Non-Votes
Paul D. Ballew	44,029,243	2,218,268	23,891	3,352,245
Lisa A. Hook	44,393,390	1,853,815	24,197	3,352,245
Hellene S. Runtagh	43,959,836	2,286,061	25,505	3,352,245
2.     Ratification of Ernst & Young as the Company's independent registered public accounting firm for 2016.

Votes for:	48,686,546
Votes against:	918,119
Abstentions:	18,982
3.    Approval of advisory resolution to approve executive compensation.

Votes for:	21,146,975
Votes against:	25,084,433
Abstentions:	39,994
Broker non-votes:	3,352,245
4.    Approval of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan.

Votes for:	41,556,956
Votes against:	4,685,752
Abstentions:	28,694
Broker non-votes:	3,352,245

5.	The stockholder proposal to adopt proxy access was not voted on because it was not properly presented at the Annual Meeting, as neither the stockholder proponent nor his designee was in attendance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	June 17, 2016	By:	/s/ Paul S. Lalljie
		Name:	Paul S. Lalljie
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)